Exhibit 10.1

AMENDMENT TO

SENIOR UNSECURED BRIDGE NOTES

Background:

A.On February 17, 2026, Auddia Inc., a Delaware corporation (“Auddia”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with (among others) McCarthy Finney, Inc. (“McCarthy Finney” or “Holdco”), and Thramann Holdings, LLC (“Thramann Holdings”).

B.Thramann Holdings is a privately held holding company that controls three early stage AI-native operating companies founded by Dr. Jeffrey Thramann: (i) LT350, LLC (“LT350”), (ii) Influence Healthcare, LLC (“Influence”), and (iii) Voyex, LLC (“Voyex”).

C.Upon the closing of the merger (“Merger”) contemplated by the Merger Agreement, Thramann Holdings, LT350, Influence and Voyex (each a “Target Company”) and Auddia would become subsidiaries of McCarthy Finney. McCarthy Finney will become a publicly traded holding company, and McCarthy Finney common stock would trade publicly under the ticker symbol MCFN.

D.On July 17, 2026, Auddia entered into a senior unsecured bridge note (each a “Bridge Note”) with each of Thramann Holdings, LT350, Influence, and Voyex. The purpose of the Bridge Notes is to provide a limited amount of interim funding and working capital to the Target Companies while the Merger Agreement is still pending.

E.The original maximum amount to be funded by Auddia under each of the Bridge Notes is up to (i) $360,000 for Thramann Holdings, (ii) $400,000 for LT350; (iii) $590,000 for Influence Healthcare; and (iv) $50,000 for Voyex. Amounts will be funded in tranches as mutually agreed to by the parties. Any advance in excess of $50,000 will require approval of Auddia’s Audit Committee. No further amounts will be funded if the pending Merger Agreement is terminated.

F.The parties desire to amend each of the Bridge Notes in order to provide for additional amounts of interim funding and working capital to the Target Companies while the Merger Agreement continues to be pending.

NOW, THERFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.Each of the Bridge Notes is hereby amended to increase the maximum amount that may be funded by Auddia under each of the Bridge Notes as follows:

(i) up to $420,000 for Thramann Holdings;

(ii) up to $1,900,000 for LT350;

(iii) up to 900,000 for Influence Healthcare; and

(iv) up to $85,000 for Voyex.

2.Except as amended in Section 1 above, each of the Bridge Notes shall remain in full force and effect in accordance with its terms.

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The parties have executed this Amendment as of October 16, 2026.

THRAMANN HOLDINGS, LLC LT350, LLC INFLUENCE HEALTHCARE, LLC VOYEX, LLC

By:	/s/ Jeff Thramann

	Name:	Jeff Thramann
	Title:	Manager

AUDDIA INC.

By:	/s/ John Mahoney

	Name:	John Mahoney
	Title:	CFO

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